UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
  _________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 _________________________________________________________________
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☐	Soliciting Material Pursuant to §240.14a-12
AXONICS MODULATION TECHNOLOGIES, INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 9, 2019

Dear Fellow Stockholders,
You are cordially invited to attend the Axonics Modulation Technologies, Inc. 2019 Annual Meeting of Stockholders, which will be held on Monday, August 19, 2019 at 12:00 p.m., Eastern Time, at the NASDAQ Meeting Center located on Times Square, New York, NY. In the following pages, you will find the Notice of Annual Meeting and Proxy Statement describing the business to be conducted at the Annual Meeting.
We have selected the NASDAQ location for the Annual Meeting in an effort to make it convenient to attend an information session directly following the Annual Meeting. Management plans to provide a detailed update on the current progress of Axonics. All members of the senior management team will be on hand and we look forward to the opportunity to take questions from stockholders.
At the Annual Meeting, we are asking you to elect our director nominees and vote on the other matters described in the accompanying notice. Each of these matters is important, and we urge you to vote in favor of the election of each of our director nominees. In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on June 28, 2019 a Notice of Internet Availability of Proxy Materials. The notice contains instructions regarding how to access our Proxy Statement for the Annual Meeting and our 2018 Annual Report to Stockholders, as well as how to vote via proxy either by telephone or online. If you would like to receive a printed copy of our proxy materials instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice.
Regardless of whether you plan to attend the Annual Meeting in person, we encourage you to access the proxy materials online and cast your vote using the instructions provided so that your shares are represented at the Annual Meeting. If you have any questions, please contact Kingsdale Advisors, our proxy solicitor, by telephone at (866) 851-3215 (stockholders) and (416) 867-2272 (banks and brokerage firms), or by email at contactus@kingsdaleadvisors.com.
We thank you for your ongoing support of Axonics.
Sincerely,

Raymond W. Cohen
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Monday, August 19, 2019
To Our Stockholders,
Notice is hereby given that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Axonics Modulation Technologies, Inc., a Delaware corporation (“Axonics”), will be held on Monday, August 19, 2019 at 12:00 p.m., Eastern Time, at the NASDAQ Meeting Center located on Times Square, New York, NY. The Annual Meeting will be held for the following purposes:

1.	Election of Directors. To elect the eight directors named in the Proxy Statement to serve until our Annual Meeting to be held in 2020, or until their successors are duly elected and qualified.

2.
Ratification of Selection of Independent Registered Public Accounting Firm. To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

3.	Other Business. To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
The Board of Directors recommends that you vote “FOR” each of the director nominees named in Proposal 1 and “FOR” Proposal 2.
The Board of Directors has fixed the close of business on June 28, 2019 as the record date for determining the holders of our common stock entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. Only stockholders of record at the close of business on the record date are entitled to such notice and to vote, in person or by proxy, at the Annual Meeting.
A list of stockholders will be available for examination by any stockholder at the Annual Meeting and at our corporate headquarters, located at 26 Technology Drive, Irvine, CA 92618, for a period of ten days prior to the Annual Meeting.
Your vote is very important. Regardless of whether you plan to attend the Annual Meeting in person, we encourage you to read the Proxy Statement and submit your proxy and voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “How can I vote my shares of Axonics stock” in the Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.
Sincerely,

Raymond W. Cohen
Chief Executive Officer
Approximate Date of Mailing of Notice of
Internet Availability of Proxy Materials: July 9, 2019

Important Notice Regarding Availability of Proxy Materials for Annual Meeting on August 19, 2019:
Axonics’ Notice of Annual Meeting of Stockholders, Proxy Statement and
2018 Annual Report to Stockholders are available at www.envisionreports.com/AXNX.

PROXY STATEMENT
The enclosed Proxy Statement and related materials are being furnished on behalf of the Board of Directors (the “Board”) of Axonics Modulation Technologies, Inc. (“Axonics,” the “Company,” “we,” “us,” or “our”), in connection with the solicitation by the Board of proxies to be voted at the 2019 Annual Meeting of Stockholders to be held on August 19, 2019 at 12:00 p.m., Eastern Time (the “Annual Meeting”), or at any postponements or adjournments thereof. We are providing these materials to holders of record of our common stock as of the close of business on the record date of June 28, 2019 (the “Record Date”) and are first making available or mailing the materials on or about July 9, 2019. The Annual Meeting is being held for the purposes described in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
The following questions and answers are intended to briefly address potential questions that our stockholders may have regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please see “Whom should I contact with other questions?” below.
1.    What is the purpose of the Annual Meeting?
At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and in the accompanying Notice of Annual Meeting, and any other matters that properly come before the Annual Meeting.
2.    When and where will the Annual Meeting be held?
You are invited to attend the Annual Meeting on Monday, August 19, 2019 at 12:00 p.m., Eastern Time, at the NASDAQ Meeting Center located on Times Square, New York, NY.
3.    Why am I receiving these proxy materials?
We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Regardless of whether you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting and to minimize our proxy solicitation costs.
4.    What is a “proxy”?
The term “proxy,” when used with respect to stockholder, refers to either a person or persons legally authorized to act on the stockholder’s behalf or a format that allows the stockholder to vote without being physically present at the Annual Meeting.
Because it is important that as many stockholders as possible be represented at the Annual Meeting, the Board is asking that you review this Proxy Statement carefully and then vote by following the instructions set forth on the Notice of Internet Availability or the proxy card. In voting prior to the Annual Meeting, you will deliver your proxy to Raymond W. Cohen and Dan L. Dearen, which means you will authorize Raymond W. Cohen and Dan L. Dearen to vote your shares at the Annual Meeting in the way you instruct. All shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions.
5.    Why did I receive a notice in the mail regarding the Internet availability of proxy materials?
Instead of mailing printed copies to each of our stockholders, we have elected to provide access to our proxy materials over the Internet under the SEC’s “notice and access” rules. These rules allow us to make our stockholders aware of the Annual Meeting and the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials (a “Notice”), which provides instructions regarding how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. Accordingly, on or about July 9, 2019, we mailed a Notice to each of our stockholders who held shares of our common stock as of the Record Date. The Notice contains instructions regarding how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”). The Notice also provides instructions regarding how to vote your shares.
6.    What is the purpose of complying with the SEC’s “notice and access” rules?
We believe compliance with the SEC’s “notice and access” rules will allow us to provide our stockholders with the materials they need to make informed decisions about the matters to be voted upon at the Annual Meeting, while lowering the costs of printing and delivering those materials and reducing the environmental impact of our Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
7.    What does it mean if I receive more than one Notice of Internet Availability?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice of Internet Availability, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
8.    Can I vote my shares by filling out and returning the Notice of Internet Availability?
No. The Notice of Internet Availability identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice of Internet Availability and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice of Internet Availability. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign the proxy card and return it in the envelope provided.
9.    What am I being asked to vote upon at the Annual Meeting?
At the Annual Meeting, you will be asked to:

•	Elect eight director nominees to serve until the Annual Meeting to be held in 2020, or until their successors are duly elected and qualified (Proposal 1);

•	Ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2); and

•	To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.
10.    What are the voting options for each Proposal?
In the election of directors (Proposal 1), you may vote “FOR” any one or more of the nominees, you may vote “AGAINST” any one or more of the nominees or you may “ABSTAIN” from voting with respect to the election of any one or more of the nominees. On the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.”
11.    How does the Board recommend that I vote?
The Board recommends that you vote your shares:

•
“FOR” the election of each of the eight director nominees named in this Proxy Statement to serve until the Annual Meeting of Stockholders to be held in 2020, or until their successors are duly elected and qualified (Proposal 1); and

•	“FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year ending December 31, 2019 (Proposal 2).
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card, who are persons designated by the Board and are members of our management team, will vote in accordance with the recommendations of the Board. Management does not know of any matters that will be brought before the Annual Meeting other than those specifically set forth in this Proxy Statement. However, if any other business properly comes before the Annual Meeting, the proxy holders or their substitutes will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

12.    Who can vote at the Annual Meeting?
If you were a holder of our common stock as a “stockholder of record,” or if you are the “beneficial owner” of our common stock held in “street name,” as of the close of business on the Record Date, you may vote your shares at the Annual Meeting, and at any postponements or adjournments of the Annual Meeting. As of the Record Date, there were 28,468,076 shares of our common stock outstanding. Each stockholder has one vote for each share of common stock held as of the Record Date. A list of our stockholders will be available for examination by any stockholder at the Annual Meeting and at our corporate headquarters, located at 26 Technology Drive, Irvine, CA 92618, for a period of ten days prior to the Annual Meeting.
13.    What does it mean to be a “stockholder of record”?
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a “stockholder of record.” As a “stockholder of record,” you may vote in person at the Annual Meeting or vote by proxy. Regardless of whether you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement and the Notice.
14.    What does it mean to be a “beneficial owner” of shares held in “street name”?
If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we refer to each of those organizations collectively as a “broker”), then you are the “beneficial owner” of shares held in “street name” and these proxy materials are being made available to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. You have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are also invited to attend the Annual Meeting, but since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid “legal proxy” from your broker, which is a written document that will give you the legal right to vote the shares at the Annual Meeting. You must also satisfy the Annual Meeting admission criteria set out below.
Under the rules that govern brokers, your broker is not permitted to vote on your behalf on any matter to be considered at the Annual Meeting (other than the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2019) unless you provide specific instructions to the broker as to how to vote. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted.
15.    What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (i) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (ii) the broker lacks the authority to vote the shares at their discretion.
Proposal No. 1 for the election of directors is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 for the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.
16.    How many shares must be present or represented to conduct business at the Annual Meeting?
The presence at the Annual Meeting of the holders of a majority of the outstanding shares of common stock, as of the Record Date, in person or by proxy and entitled to vote, will constitute a quorum, permitting us to conduct our business at the Annual Meeting. “Abstentions” and “broker non-votes” will each be counted as present at the Annual Meeting for purposes of determining the existence of a quorum at the Annual Meeting. “Broker non-votes” will result for shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote on such matter by the beneficial owner of the shares and the broker does not have discretionary authority to vote on such matter. For further discussion on broker non-votes, please refer to “What are the voting requirements to approve the proposals?” below. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

17.    How can I vote my shares of Axonics stock?
Stockholders of record can vote by proxy or by attending the Annual Meeting and voting in person. The persons named as proxies on the proxy card were designated by the Board and are members of our management. If you vote by proxy, you can vote over the Internet, by telephone, or by mail as described below. If you are the beneficial owner of shares held in street name, please refer to the information forwarded by your broker to see which voting options are available to you and to see what steps you must follow if you choose to attend the Annual Meeting to vote your shares.

•
Vote by Internet: You can vote by proxy over the Internet by following the instructions provided in the Notice or the voting instruction card provided to you by your broker, if applicable. Internet voting is available 24 hours a day and will be accessible until 1:00 a.m., Pacific Time, on August 19, 2019. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice.

•
Vote by Telephone: If you requested to receive printed proxy materials, you can vote by telephone pursuant to the instructions provided on the proxy card or by following the voting instruction card provided to you by your broker, if applicable. Telephone voting is available 24 hours a day and will be accessible until 1:00 a.m., Pacific Time, on August 19, 2019.

•
Vote by Mail: If you requested to receive printed proxy materials, you can vote by mail pursuant to the instructions provided on the proxy card or by following the voting instruction card provided to you by your broker, if applicable. In order to be effective, completed proxy cards must be received by 11:59 p.m. Eastern Time on August 18, 2019. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-prepaid envelope.

•
Vote in Person at the Annual Meeting: If you satisfy the admission requirements to the Annual Meeting, as described in this Proxy Statement, you may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If you are the beneficial owner of your shares, you must obtain a legal proxy, executed in your favor by your broker, to be able to vote at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

YOUR VOTE IS VERY IMPORTANT. We encourage you to submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, the individuals named as your proxy holders will vote your shares as you have directed. Regardless of whether you plan to attend the Annual Meeting, and regardless of the number of shares of our stock that you own, it is important that your shares are represented at the Annual Meeting.
18.    How may I attend the Annual Meeting?
You are entitled to attend the Annual Meeting only if you were a stockholder of record as of the Record Date, or if you are a “beneficial owner” who holds a valid proxy for the Annual Meeting. Registration will begin at 11:00 a.m., Eastern Time, on the date of the Annual Meeting and seating will begin immediately after. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. If you attend, please note that you should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. If you are the “beneficial owner” of your shares, you will also need proof of ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, or similar evidence of ownership. If you do not have proof of ownership of our stock and a valid picture identification, you may be denied admission to the Annual Meeting. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting, and other such physical security conditions for admission to the NASDAQ Meeting Center as may be required. If you do not comply with each of the foregoing requirements, you may not be admitted to the Annual Meeting.
19.    Can I change my vote after I have submitted my vote?
Yes. You may change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote by (i) providing written notice of revocation to our Secretary at our corporate headquarters located at 26 Technology Drive, Irvine, CA 92618, (ii) executing a subsequent proxy using any of the voting methods discussed above, or (iii) attending the Annual Meeting and voting in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy. If you are a “beneficial owner” of shares and have previously instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications therein.

20.    What are the voting requirements to approve the proposals?
Assuming that a quorum is present at the Annual Meeting, the voting requirements to approve each of the proposals to be voted upon at the Annual Meeting are as follows:

•
Election of Directors (Proposal 1) — Directors will be elected by a plurality of the votes cast with respect to each director’s election at the Annual Meeting, in person or by proxy. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and, as such, will not have an effect in determining the election results. Similarly, abstentions will have no effect on the outcome of this Proposal. The election of directors is a “non-discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the election of directors, your broker is not permitted to vote on this Proposal and your votes will be counted as broker non-votes. Broker non-votes will have no effect in determining which directors are elected at the Annual Meeting.

•
Ratification of Selection of Independent Registered Public Accounting Firm (Proposal 2) — Ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will be counted toward the tabulation of votes present or represented on this Proposal and will have the same effect as votes against this Proposal. The ratification of BDO USA, LLP is a “discretionary” matter under applicable stock exchange rules, meaning that if you are the beneficial owner of your shares and do not instruct your broker how to vote with respect to the ratification of BDO USA, LLP, your broker may use its discretion to vote your uninstructed shares on this Proposal. A failure by your broker to vote your uninstructed shares on this Proposal will result in an abstention, which will have the same effect as a vote against this Proposal.

21.    Could other matters be decided at the Annual Meeting?
As of the date this Proxy Statement was made available to stockholders, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if any other matters are presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of one or more of the Proposals, the persons named as proxy holders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.
22.    Who is paying for the cost of this proxy solicitation?
The proxies being solicited hereby are being solicited by us, and the cost of soliciting proxies in the enclosed form will be borne by us. We have also retained Kingsdale Advisors (“Kingsdale”), to aid in the solicitation. For these services, we will pay Kingsdale a fee of approximately $19,500 and reimburse it for certain out-of-pocket disbursements and expenses. Our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailings, personal conversations, telephone, facsimile or other electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.
23.    What is the deadline to submit stockholder proposals for our 2020 Annual Meeting of Stockholders?
Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any stockholder desiring to include a proposal in our Proxy Statement with respect to our 2020 Annual Meeting of Stockholders should arrange for such proposal to be delivered to us at our corporate headquarters no later than March 10, 2020, in order to be considered for inclusion in our proxy statement relating to such annual meeting. Matters pertaining to such proposals, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act and the rules of the SEC.
In addition, pursuant to our bylaws, any stockholder desiring to submit a proposal for action or nominate one or more persons for election as directors at our 2020 Annual Meeting of Stockholders pursuant to the advance notice provisions of our bylaws must submit a notice of the proposal or nomination to us between April 20, 2020 and May 20, 2020, or else it will be considered untimely and ineligible to be properly brought before the Annual Meeting. In each case, the notice of the proposal or nomination must include certain information specified in our bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements relating to our capital stock. However, if our 2020 Annual Meeting of Stockholders is not held between July 19, 2020 and October 27, 2020, under our bylaws, this notice must be provided not earlier than the 120th day prior to the 2020 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the 90th day prior to the 2020 Annual Meeting of Stockholders or (b) the 10th day following the date on which notice of the date of the 2020 Annual Meeting of Stockholders is first mailed to stockholders or otherwise publicly disclosed, whichever first occurs.

All such notices should be directed to our Secretary at our corporate headquarters located at Axonics Modulation Technologies, Inc., 26 Technology Drive, Irvine, CA 92618. For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-38721), filed with the SEC on November 5, 2018.
24.    I share an address with another stockholder, and we received only one copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
The SEC rules permit brokers to participate in a practice known as “householding,” which means that only one copy of the Notice and, if applicable, this Proxy Statement and the Annual Report, will be sent to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. Householding is designed to reduce printing and postage costs, and results in cost savings for us. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. If you receive a householding mailing this year and would like to have additional copies of our Notice and, if applicable, this Proxy Statement and/or the Annual Report mailed to you, or if you would like to opt out of this practice for future mailings, please contact your broker or submit your request to our General Counsel at Axonics Modulation Technologies, Inc., 26 Technology Drive, Irvine, CA 92618, or by telephone at (949) 396-6322. Upon receipt of any such request, we agree to promptly deliver a copy of the Notice and, if applicable, this Proxy Statement and/or the Annual Report to you. In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above.
25.    Where can I find voting results of the Annual Meeting?
We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.
26.    Whom should I contact with other questions?
If you have additional questions about this Proxy Statement or the Annual Meeting, please contact Kingsdale, our proxy solicitor, by telephone at (866) 851-3215 (stockholders) and (416) 867-2272 (banks and brokerage firms), or by email at contactus@kingsdaleadvisors.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, EXECUTIVE OFFICERS AND DIRECTORS
The following table sets forth, as of June 28, 2019 information regarding beneficial ownership of our capital stock by:

•	each of our named executive officers;

•	each of our directors;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding common stock.
The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire by August 27, 2019 (sixty days after June 28, 2019) through the exercise or conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Axonics Modulation Technologies, Inc., 26 Technology Drive, Irvine, California 92618.

Name and Address of Beneficial Owner	Amount and Nature of Shares Beneficially Owned	%
Named Executive Officers and Directors
Raymond W. Cohen(1)	748,151	2.62
Dan L. Dearen(2)	349,193	1.22
Rinda K. Sama(3)	229,552	*
Raphaël Wisniewski(4)	3,557,461	12.50
Juliet Tammenoms Bakker(5)	2,942,500	10.33
Erik Amble, Ph.D.(6)	1,530,051	5.37
Robert E. McNamara(7)	9,167	*
Michael H. Carrel(8)	5,000	*
Jane E. Kiernan(9)	5,000	*
Nancy Snyderman, M.D., FACS(10)	5,000	*
All executive officers and directors as a group (16 persons)(11)	10,250,667	35.99
Greater than 5% Holders
BioDiscovery 4 FCPR(12)	3,557,461	12.50
Longitude Venture Partners III, L.P.(13)	2,933,333	10.30
Coöperatieve Gilde Healthcare IV U.A.(14)	3,133,332	11.01
Alfred E. Mann Foundation for Scientific Research(15)	2,102,970	7.39
Advent Life Sciences Fund II LP(16)	1,694,349	5.95
NeoMed Innovation V L.P.(17)	1,520,884	5.34
_____________________________________________
* Less than 1%.

(1)
Consists of (i) 679,891 shares of common stock held by Mr. Cohen, (ii) 59,500 shares of common stock underlying stock options exercisable within 60 days of June 28, 2019, and (iii) 8,760 shares of common stock held by the Cielo Trust established March 30, 2018. Mr. Cohen is a trustee of the Cielo Trust established March 30, 2018, and as a result, shares voting and dispositive power over the shares held by it.

(2)	Consists of (i) 138,491 shares of common stock held by Mr. Dearen, and (ii) 210,702 shares of common stock underlying stock options exercisable within 60 days of June 28, 2019.

(3)	Consists of (i) 220,627 shares of common stock held by Mr. Sama, and (ii) 8,925 shares of common stock underlying stock options exercisable within 60 days of June 28, 2019.

(4)
Consists of 3,557,461 shares held by BioDiscovery 4 FCPR. Andera Partners is the manager of BioDiscovery 4 FCPR and has voting and dispositive power over the shares held by BioDiscovery 4 FCPR. Mr. Wisniewski, who is a member of our Board, is a partner of Andera Partners, and may be deemed to have voting and dispositive power over the shares held by BioDiscovery 4 FCPR. Mr. Wisniewski disclaims beneficial ownership of such shares. The mailing address of BioDiscovery 4 FCPR is 347 Rue Saint St Honoré, 75001 Paris Cedex 08 France.

(5)
Consists of 2,933,333 shares of common stock held by Longitude Venture Partners III, L.P., 4,167 shares of restricted common stock held by Ms. Tammenoms Bakker, and 5,000 shares of common stock underlying stock options exercisable within 60 days of June 28, 2019 held by Ms. Tammenoms Bakker. Longitude Capital Partners III, LLC is the General Partner of Longitude Venture Partners III, L.P. and may be deemed to share voting and investment power over the shares held by Longitude Venture Partners III, L.P. Ms. Tammenoms Bakker, who is a member of our Board, and Patrick G. Enright are managing members of Longitude Capital Partners III, LLC, and may be deemed to share voting and investment power over the shares held by Longitude Venture Partners III, L.P. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The mailing address of Longitude Venture Partners III, L.P. is 2740 Sand Hill Road, 2nd Floor, Menlo Park, California 94025.

(6)
Consists of 1,520,884 shares held by NeoMed Innovation V L.P., 4,167 shares of restricted common stock held by Mr. Amble, and 5,000 shares of common stock underlying stock options exercisable within 60 days of June 28, 2019 held by Mr. Amble. NeoMed Innovation V Limited is the general partner of NeoMed Innovation V L.P. and has voting and dispositive power over the shares held by NeoMed Innovation V L.P. Mr. Amble, who is a member of our Board, is a director of NeoMed Innovation V Limited, and may be deemed to have voting and dispositive power over the shares held by NeoMed Innovation V L.P. Mr. Amble disclaims beneficial ownership of such shares. Mr. Amble and certain of his family members own all of the share capital of AS Fansea, which is a minority stockholder of NeoMed Innovation V L.P. The mailing address of NeoMed Innovation V L.P. is 13 Castle Street, St. Helier, Y9 JE4 5UT.

(7)	Consists of 4,167 shares of restricted common stock held by Mr. McNamara and 5,000 shares of common stock underlying stock options exercisable within 60 days of June 28, 2019 held by Mr. McNamara.

(8)	Represents shares of restricted common stock held by Mr. Carrel.

(9)	Represents shares of restricted common stock held by Ms. Kiernan.

(10)	Represents shares of restricted common stock held by Dr. Snyderman.

(11)	Includes 444,246 shares of common stock underlying stock options exercisable within 60 days of June 28, 2019.

(12)	See footnote (4) above.

(13)
Longitude Capital Partners III, LLC is the General Partner of Longitude Venture Partners III, L.P. and may be deemed to share voting and investment power over the shares held by Longitude Venture Partners III, L.P. Ms. Tammenoms Bakker, who is a member of our Board, and Patrick G. Enright are managing members of Longitude Capital Partners III, LLC, and may be deemed to share voting and investment power over the shares held by Longitude Venture Partners III, L.P. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The mailing address of Longitude Venture Partners III, L.P. is 2740 Sand Hill Road, 2nd Floor, Menlo Park, California 94025.

(14)
Geoff Pardo is a partner of Coöperatieve Gilde Healthcare IV U.A., and may be deemed to have voting and dispositive power over the shares held by Coöperatieve Gilde Healthcare IV U.A. The mailing address of Coöperatieve Gilde Healthcare IV U.A. is 222 Third Street, Suite 1321, Cambridge, Massachusetts 02142, c/o Gilde Healthcare Partners. The beneficial ownership information in the table is based solely on the Schedule 13D filed by the holder on January 4, 2019.

(15)
John Petrovich is the President, Chief Executive Officer, Senior Vice President of Business Development, and General Counsel of Alfred E. Mann Foundation for Scientific Research (“AMF”), and may be deemed to have voting and dispositive power over the shares held by AMF. Mr. Petrovich disclaims beneficial ownership of such shares. The mailing address of AMF is 25134 Rye Canyon Loop, Santa Clarita, California 91355. The beneficial ownership information in the table is based solely on the Schedule 13G filed by the holder on February 12, 2019.

(16)
Consists of (i) 58,234 shares of common stock held by Advent Life Sciences LLP and (ii) 1,636,115 shares of common stock held by Advent Life Sciences Fund II LLP. Advent Life Sciences LLP is the general partner of Advent Life Sciences Fund II LLP and has voting and dispositive power over the shares held by Advent Life Sciences Fund II LLP. Dr. Shahzad Malik is a general partner of Advent Life Sciences LLP, and may be deemed to have voting and dispositive power over the shares held by Advent Life Sciences LLP. The mailing address of Advent Life Sciences LLP and Advent Life Sciences Fund II LLP is 158-160 North Gower Street, London, United Kingdom NWI 2ND. The beneficial ownership information in the table is based solely on the Schedule 13G filed by the holder on February 11, 2019.

(17)
NeoMed Innovation V Limited is the general partner of NeoMed Innovation V L.P. and has voting and dispositive power over the shares held by NeoMed Innovation V L.P. Mr. Amble, who is a member of our Board, is a director of NeoMed Innovation V Limited, and may be deemed to have voting and dispositive power over the shares held by NeoMed Innovation V L.P. Mr. Amble disclaims beneficial ownership of such shares. Mr. Amble and certain of his family members own all of the share capital of AS Fansea, which is a minority stockholder of NeoMed Innovation V L.P. The mailing address of NeoMed Innovation V L.P. is 13 Castle Street, St. Helier, Y9 JE4 5UT.

Changes in Control
We are not aware of any arrangements that have resulted, or may at a subsequent date result, in a change of control of Axonics.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2017, and each currently proposed transaction to which we have been or are a party, in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at the end of our last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than compensation arrangements for our directors and executive officers, which are described under “Director Compensation” and “Executive Compensation” We also describe below certain other transactions with our directors, executive officers and stockholders.

Series C Preferred Stock Financing

In March 2018, we completed the sale of an aggregate of 6,122,222 shares of our Series C preferred stock at a purchase price of $9.00 per share for an aggregate purchase price of approximately $55.0 million.

The shares referenced above were issued in three tranches, with the first tranche of 1,606,255 shares closing in April 2017, the second tranche of 2,282,634 shares closing in June 2017, and the third tranche of 2,233,333 shares closing in March 2018.

All outstanding shares of our Series C preferred stock were automatically converted into 7,346,675 shares of our common stock upon the completion of our initial public offering. The following table summarizes purchases of shares of our Series C preferred stock by holders of more than 5% of our capital stock and an entity affiliated with a member of our Board.

	Initial Closing		Second Closing		Third Closing
Participants	Shares of Series C Preferred Stock	Aggregate Purchase Price	Shares of Series C Preferred Stock	Aggregate Purchase Price	Shares of Series C Preferred Stock	Aggregate Purchase Price	Total Shares Purchased	Aggregate Purchase Price
Greater than 5% Stockholders
BioDiscovery 4 FCPR(1)	545,197	$4,906,773	—	$—	—	$—	545,197	$4,906,773
NeoMed Innovation V L.P.(2)	308,155	$2,773,395	—	$—	—	$—	308,155	$2,773,395
Noble Prestige Holdings Limited	111,111	$999,999	—	$—	—	$—	111,111	$999,999
Advent Life Sciences Fund II LLP(3)(4)	349,457	$3,145,113	—	$—	—	$—	349,457	$3,145,113
Coöperatieve Gilde Healthcare IV U.A.(5)	—	$—	1,666,666	$14,999,994	222,222	$1,999,998	1,888,888	$16,999,992
Longitude Venture Partners III, L.P.(6)	—	$—	—	$—	2,000,000	$18,000,000	2,000,000	$18,000,000
_____________________________________________

(1)	Raphaël Wisniewski, who is a member of our Board, is a Partner of Andera Partners, which is the Manager of BioDiscovery 4 FCPR.

(2)	Erik Amble, Ph.D., who is a member of our Board, is the Chair of NeoMed Innovation V L.P.

(3)	Includes 12,010 shares of Series C preferred stock purchased in the initial closing by Advent Life Sciences LLP.

(4)
Shahzad Malik, M.B. BChir, who was a member of our Board at the time of the sale of shares of Series C preferred stock, is a General Partner of Advent Life Sciences LLP, which is the General Partner of Advent Life Sciences Fund II LLP.

(5)
Geoff Pardo, who was a member of our Board at the time of the sale of shares of our Series C Preferred Stock, is a Partner of Gilde Healthcare Partners, an entity affiliated with Coöperatieve Gilde Healthcare IV U.A.

(6)	Juliet Tammenoms Bakker, who is a member of our Board, is a Managing Member of Longitude Capital Partners III, LLC, which is the General Partner of Longitude Venture Partners III, L.P.
As a result of our initial public offering, Coöperatieve Gilde Healthcare IV, of which our former director Geoff Pardo may be deemed to hold voting or investment control, and Longitude Venture Partners III, L.P., of which our director Juliet

Tammenoms Bakker may be deemed to hold voting or investment control, each became beneficial owners of more than 5% of our outstanding shares of our common stock.

Investors’ Rights Agreement

We are party to a Fourth Amended and Restated Investors’ Rights Agreement, dated March 29, 2018, along with certain holders of our capital stock and certain of our directors (or, in some cases, entities affiliated therewith) (the “Rights Agreement”).

The Rights Agreement grants the parties thereto certain registration rights in respect of “registrable securities” held by them, which securities include (i) shares of our common stock issued or issuable upon conversion of shares of our preferred stock, (ii) shares of our common stock issued as a dividend or other distribution with respect to the shares in the foregoing clause (i), and (iii) shares of our common stock held by AMF as of the date of the Rights Agreement. The registration of shares of our common stock pursuant to the exercise of these registration rights would enable the holders thereof to sell such shares without restriction under the Securities Act of 1933, as amended (the “Securities Act”) when the applicable registration statement is declared effective. Under the Rights Agreement, we generally are required to pay all registration expenses, other than underwriting discounts and commissions, relating to any demand, Form S-3 or piggyback registration by the holders of registrable securities, subject to certain limitations. The Rights Agreement also includes customary indemnification and procedural terms. The registration rights under the Rights Agreement will expire upon the earlier of (i) the fifth anniversary of the closing of our initial public offering and (ii) with respect to each holder following the closing of our initial public offering, at such time as such holder holds registrable securities constituting less than one percent of our outstanding voting stock if all of such holder’s registrable securities may immediately be sold under Rule 144 of the Securities Act during any 90-day period.

Former Voting Agreement

Raphaël Wisniewski, Erik Amble, Ph.D., Juliet Tammenoms Bakker and Raymond W. Cohen were elected to our Board under the provisions a Fifth Amended and Restated Voting Agreement, dated March 29, 2018 (the “Voting Agreement”) to which we and certain of our stockholders were parties prior the completion of our initial public offering. The Voting Agreement terminated in connection with the closing of our initial public offering, and no stockholder has any special rights regarding the election or designation of members of our Board.

Former Right of First Refusal and Co-Sale Agreement

We were party to a Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated April 28, 2017, along with certain holders of our capital stock, which included each investor in our preferred stock and certain of our directors (or, in some cases, entities affiliated therewith) (the “Co-Sale Agreement”). Pursuant to the Co-Sale Agreement, we had a right of first refusal in respect of certain sales of securities by certain holders of our common stock, including Raymond W. Cohen, our Chief Executive Officer and a member of our Board, Dan L. Dearen, our President and Chief Financial Officer, and AMF, a holder of 5% or more of our outstanding capital stock. The Co-Sale Agreement terminated in connection with the closing of our initial public offering.

Loans to Executive Officers; Debt Forgiveness

Prior to our initial public offering, we agreed to pay for the early exercise of stock option awards of certain of our executive officers and directors under the 2014 Plan in exchange for their respective issuance of a secured full recourse promissory note for each exercise, and their respective entry into a stock pledge agreement pledging such shares as collateral under each respective promissory note. Each of our executive officers and directors entered into substantially similar promissory notes and stock pledge agreements. Each promissory note bore interest at a rate of 4.5% per annum.

The following table demonstrates the loans made to our executive officers and directors based on each early option exercise and the respective balance of each promissory note as of October 4, 2018, which represents the largest aggregate amount of principal outstanding during such time each respective promissory note was outstanding:

Executive Officers and Directors	Date of Loan	Principal Amount	Options Exercised	Exercise Price	Balance as of October 4, 2018
Raymond W. Cohen	4/21/2015	$115,052.28	119,020	$0.97	$132,953.15
	1/15/2016	$335,918.70	344,532	$0.98	$377,043.43
	5/23/2017	$91,132.82	69,215	$1.32	$96,739.36
	7/5/2017	$54,541.60	41,424	$1.32	$57,607.88
	8/25/2017	$106,761.70	75,362	$1.42	$112,092.47
Dan L. Dearen	11/30/2015	$76,747.92	79,395	$0.97	$86,579.01
Karen Noblett, M.D.	8/15/2017	$56,270.00	39,720	$1.42	$59,149.02
Prabodh Mathur	6/24/2015	$52,461.00	54,270	$0.97	$60,209.42
	1/15/2016	$109,000.71	111,796	$0.98	$122,345.08
	5/26/2017	$30,787.88	23,384	$1.32	$32,670.58
	8/15/2017	$17,661.24	13,414	$1.32	$18,564.87
	8/28/2017	$34,571.20	24,404	$1.42	$36,284.61
Guangqiang (Jay) Jiang, Ph.D.	6/18/2015	$45,974.28	47,560	$0.97	$52,798.63
	1/15/2016	$80,443.35	82,506	$0.98	$90,291.60
	7/22/2017	$17,661.24	13,414	$1.32	$18,617.12
	7/22/2017	$30,787.88	23,384	$1.32	$32,454.22
John Woock, Ph.D.	11/5/2015	$14,500.00	15,000	$0.97	$16,402.08
	2/9/2016	$66,331.98	68,033	$0.98	$74,248.20
	5/28/2017	$18,471.78	14,030	$1.32	$19,596.79
Michael V. Williamson	11/24/2015	$52,461.00	54,270	$0.97	$59,219.85
	2/15/2016	$109,000.71	111,796	$0.98	$121,928.49
Rinda K. Sama	7/14/2015	$34,974.00	36,180	$0.97	$40,053.37
	1/28/2016	$72,667.53	74,531	$0.98	$81,447.36
	5/25/2017	$59,112.54	44,896	$1.32	$62,734.60
	8/24/2017	$33,467.56	25,419	$1.32	$35,142.77
	8/26/2017	$65,507.80	46,241	$1.42	$68,770.63
Total					$1,965,944.59

Prior to our initial public offering, we entered into debt forgiveness and cancellation of note agreements with certain of our executive officers and directors, including each of our named executive officers, to terminate each of their respective promissory notes and to forgive all respective obligations for payment thereof. Pursuant to such agreements, as the forgiveness of such loan obligations gave rise to income that is subject to tax withholding, certain of the above executive officers have respectively agreed to surrender to us an aggregate of 38,338 shares of our common stock as compensation for our tax withholding obligations, and a certain other executive officer has agreed to pay in cash our tax withholding obligation with respect to such officer.

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these indemnification agreements will be necessary to attract and retain qualified persons as directors and officers.

Policies and Procedures for Transactions with Related Persons

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration, ratification and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as directors or executive officers are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than 5% of any class of our equity, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee for review, consideration and approval. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions or other sources of comparable products or services are available. To identify related-person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our audit committee or other independent body of our Board will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. Our audit committee will approve only those related-person transactions that are in the best interests of our company, as our audit committee determines in good faith.

EXECUTIVE OFFICERS
Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the date this Proxy Statement was made available is set forth below. There are no family relationships between any of our directors or executive officers. There are no legal proceedings related to any of the executive officers that must be disclosed pursuant to Item 401(f) of Regulation S-K.

Name	Age	Position(s)
Raymond W. Cohen	60	Chief Executive Officer, Director
Dan L. Dearen	56	President, Chief Financial Officer
Rinda K. Sama	40	Chief Operating Officer
Karen Noblett, M.D.	56	Chief Medical Officer
Prabodh Mathur	59	Chief Product Development Officer
Guangqiang (Jay) Jiang, Ph.D.	46	Chief Technology Officer
Alfred Ford	48	Chief Commercial Officer
John Woock, Ph.D.	36	Chief Marketing Officer
Michael V. Williamson	48	Senior Vice President, General Counsel
For biographical information for Raymond W. Cohen, please refer to Proposal 1.
Dan L. Dearen has served as our President since August 2018 and our Chief Financial Officer since October 2013. From October 2013 to August 2018, Mr. Dearen served as our Chief Operating Officer. From July 2009 to October 2013, Mr. Dearen served as Chief Operating Officer and Chief Financial Officer of Vessix Vascular, Inc., a developer of a novel renal denervation system used to treat uncontrolled hypertension, which was acquired by Boston Scientific Corporation. Mr. Dearen holds a B.B.A. from Southern Methodist University and a Masters in Business Administration from Boston College.
Rinda K. Sama has served as our Chief Operating Officer since August 2018. From May 2014 to August 2018, Mr. Sama served as our Vice President, Operations and Quality. From June 2011 to May 2014, Mr. Sama served as Director, Operations and Quality of Vessix Vascular, Inc. Mr. Sama holds a B.S. in Biomedical Engineering from Karnatak University Dharwad, a M.S. in Biomedical Engineering from the University of Southern California and a M.B.A from the University of California, Irvine.
Karen Noblett, M.D. has served as our Chief Medical Officer since October 2017. From January 2014 to September 2017, Dr. Noblett served as our physician advisor. From August 2014 to September 2017, Dr. Noblett served as Professor and Department Chair, OB/GYN, at the University of California, Riverside. From January 1999 to July 2014, Dr. Noblett served as Professor and Division Director at the University of California, Irvine. Dr. Noblett holds a B.A. in Biology from California State University, Fresno, a M.D. from the University of California, Irvine, a M.S. in Research from the University of California, San Diego, and a M.B.A from the University of California, Irvine.
Prabodh Mathur has served as our Chief Product Development Officer since May 2014. Prior to that time, Mr. Mathur served as the Chief Product Development Officer of Vessix Vascular, Inc. from September 2010 to May 2014. Mr. Mathur holds a B.S. in Mechanical Engineering from the Indian Institute of Technology and a M.S. in Mechanical Engineering from Missouri University of Science and Technology.
Guangqiang (Jay) Jiang, Ph.D. has served as our Chief Technology Officer since October 2013. From October 2000 to October 2013, Mr. Jiang served as Vice President, Director of Research and Development, Director of Engineering and Engineering Manager of AMF, a nonprofit medical research corporation and the current licensor of our r-SNM System. Mr. Jiang holds a B.S. in Mechanical Engineering and a M.E. in Welding Engineering from Tsinghua University, a M.S. in Materials Science and Engineering from Michigan Technological University and a Ph.D. in Biomedical Engineering from University of Southern California, Los Angeles.
Alfred Ford has served as our Chief Commercial Officer since November 2017. From January 1997 to June 2017, Mr. Ford served as President and Chief Commercial Officer, General Manager, Vice President, Global Sales & Marketing, Vice President, Sales, Distribution Director, Regional Sales Manager and Territory Manager of Cardiac Science, Inc., a manufacturer of external automatic defibrillators. Mr. Ford holds a B.S. in Marketing and a M.S. in International Marketing from Saint Joseph’s University.
John Woock, Ph.D. has served as our Chief Marketing Officer since June 2018. Prior to that time, Mr. Woock served as our VP, Global Marketing and Clinical Operations from January 2017 to May 2018 and our VP, Product Marketing from June

2014 to December 2016. Before working with our company, he was a postdoctoral fellow at the Stanford Biodesign Program at Stanford University from August 2013 to June 2014. Mr. Woock holds a B.S. in Biomedical Engineering from Washington University in St. Louis and a Ph.D. in biomedical engineering from Duke University.
Michael V. Williamson has served as our Senior Vice President and General Counsel since October 2013. Prior to joining our company, Mr. Williamson served as the General and Intellectual Property Counsel of Vessix Vascular, Inc. from August 2011 to November 2012. Mr. Williamson holds a B.S. in Mechanical Engineering from California Polytechnic University, San Luis Obispo, and a J.D. from the John F. Kennedy Law School.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our Board currently consists of eight annually-elected directors. Acting upon the recommendation of our Nominating and Corporate Governance Committee, the Board nominated Erik Amble, Ph.D., Juliet Tammenoms Bakker, Michael H. Carrel, Raymond W. Cohen, Jane E. Kiernan, Robert E. McNamara, Nancy Snyderman, M.D., FACS, and Raphaël Wisniewski for election to our Board at the Annual Meeting.
Each director will be elected to serve a one-year term expiring at the Annual Meeting of Stockholders to be held in 2020 and until his or her successor has been duly elected and qualified, or until his or her earlier resignation or removal.
Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, our Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board. Our Board has no reason to believe that any of the nominees will be unable to serve. There are no family relationships between any of our directors or executive officers. There are no legal proceedings related to any of the directors or director nominees which must be disclosed pursuant to Item 401(f) of Regulation S-K. Raphaël Wisniewski, Erik Amble, Ph.D., Juliet Tammenoms Bakker and Raymond W. Cohen were elected to our Board under the provisions of the Voting Agreement. The Voting Agreement terminated in connection with the closing of our initial public offering, and no stockholder has any special rights regarding the election or designation of members of our Board. Except as described in the preceding sentence, there are no agreements or understandings pursuant to which any of the directors was selected to serve as a director.
Director Qualifications
The Board has determined that, as a whole, it must have the right mix of characteristics, skills and diversity to provide effective oversight of our company. In selecting directors, the Board seeks to achieve a mix of directors that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, ethnicity and specialized experience. Directors should have relevant expertise and experience and be able to offer advice and guidance to our Chief Executive Officer based on that expertise and experience.
Each director is also expected to:

•	possess fundamental qualities of intelligence, honesty, perceptiveness, maturity, integrity, fairness and responsibility;

•	have a genuine interest in Axonics and recognize that as a member of the Board, each director is accountable to all of our stockholders, not to any particular interest group;

•	be of the highest ethical character and share the values of Axonics as reflected in our Code of Conduct;

•	be highly accomplished in his or her field, with superior credentials and recognition;

•	possess sound business judgment, be able to work effectively with others, have sufficient time to devote to our affairs; and be free from conflicts of interest; and

•	have independent opinions and be willing to state them in a constructive manner.
The Board periodically reviews the diversity of skills and characteristics needed in the Board’s oversight of our company, as well as the effectiveness of the mix of skills and experience. The Board considers the skill areas represented on the Board, those skill areas represented by any directors who are expected to retire or leave the Board in the near future, and recommendations of directors regarding skills that could improve the ability of the Board to carry out its responsibilities.
Identifying and Evaluating Nominees
When the Board or its nominating and corporate governance committee has identified the need to add a new director with specific qualifications or to fill a vacancy on the Board, the chair of the nominating and corporate governance committee will initiate a search, seeking input from other directors and senior management, review any candidates that the nominating and corporate governance committee has previously identified, and, if necessary, hire a search firm. The nominating and corporate governance committee will identify the initial list of candidates who satisfy the specific criteria and otherwise qualify for membership on the Board. Selected members of the Board will interview each qualified candidate; other directors will also interview the candidate if practicable. Based on a satisfactory outcome of those interviews, the nominating and corporate governance committee will make its recommendation on the candidate to the Board.
Our bylaws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders. The bylaws require that timely notice of the nomination in proper written form, including all required information, be provided to the Corporate Secretary.

Required Vote of Stockholders
A plurality of the votes cast with respect to each director’s election at the Annual Meeting is required for the election of each director. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated and, as such, will not have an effect in determining the election results. Abstentions and broker non-votes will have no effect in determining which directors are elected at the Annual Meeting.
Proxies received in response to this solicitation will be voted “FOR” the election of the above-named nominees to our Board unless otherwise specified in the proxy.
Board Recommendation
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE FOLLOWING EIGHT NOMINEES.

Name	Age	Position(s)	Serving Since
Raphaël Wisniewski	49	Chairman of the Board of Directors	2014
Raymond W. Cohen	60	Chief Executive Officer, Director	2013
Erik Amble, Ph.D.	67	Director	2014
Juliet Tammenoms Bakker	57	Director	2018
Robert E. McNamara	62	Director	2018
Michael H. Carrel	48	Director	2019
Nancy Snyderman, M.D., FACS	67	Director	2019
Jane E. Kiernan	58	Director	2019

Raphaël Wisniewski has served as a member of our Board since March 2014 and the Chair of our compensation committee since July 2017 and as a member of our nominating and corporate governance committee since October 2018. Since 2001, Mr. Wisniewski has worked for Andera Partners, previously known as Edmond de Rothschild Investment Partners, a venture capital firm with extensive experience in the life science industry. Since 2006, Mr. Wisniewski has served as a Partner of Andera Partners. From 1999 to 2001 and from 1996 to 1999, Mr. Wisniewski served in the healthcare groups of the investment banking divisions of Goldman Sachs and Solomon Smith Barney, respectively, where he focused on investments in the pharmaceuticals, medical devices, biotechnology and services industries. Mr. Wisniewski holds a B.A. in History from Paris Sorbonne University, an M.S. in Business from HEC Paris and an M.S. Economics from IEP Paris. We believe Mr. Wisniewski’s extensive experience in the life science industry qualifies him to serve on our Board.

Raymond W. Cohen has served as our Chief Executive Officer and as a member of our Board since our inception in October 2013. Mr. Cohen has extensive medical device experience, holding several Chair and Chief Executive Officer positions on the boards of publicly listed life sciences companies. Since May 2006, Mr. Cohen has served as a member of the board of directors, Chair of the audit committee, compensation committee and nominating committee, and since November 2013 as Chair of the board of directors, of BioLife Solutions, Inc., (NASDAQ: BLFS), a developer, manufacturer and supplier of proprietary clinical grade cell and tissue hypothermic storage and cryopreservation freeze media for human cells. Since June 2013, Mr. Cohen has served as a member of the board of directors, Chair of the compensation committee, member of the audit committee and member of the nominating and corporate governance committee of Spectrum Pharmaceuticals, Inc., (NASDAQ: SPPI), a developer and marketer of oncology and hematology drugs. From April 2016 to June 2017, Mr. Cohen served as a member of the board of directors and a member of the compensation and audit committees of publicly listed Zurich-based LifeWatch AG, a manufacturer and marketer of ambulatory electrocardiogram services, which was acquired by Biotelemetry Inc. (NASDAQ: BEAT), in July 2017. From June 2013 to December 2017, Mr. Cohen served as Chair of the board of directors of Lombard Medical, Inc., a manufacturer and marketer of abdominal aortic aneurysm stent graphs. From August 2010 to November 2012, Mr. Cohen served as Chief Executive Officer and as a member of the board of directors of Vessix Vascular, Inc., a developer of a novel renal denervation system used to treat uncontrolled hypertension, which was acquired by Boston Scientific Corporation. From 1997 to 2006, Mr. Cohen served as Chief Executive Officer of Nasdaq-listed Cardiac Science, Inc., a manufacturer of external automatic defibrillators. From 1982 to 1997, Mr. Cohen served in various sales and marketing positions for a number of medical device companies. In 2008, Mr. Cohen was named by AeA as the Private Company Life Science Chief Executive Officer of the Year. Mr. Cohen was named Entrepreneur of the Year in 2002 by the Orange County Business Journal and was a finalist for Ernst & Young’s Entrepreneur of the Year in the medical company category in 2004. Mr. Cohen holds a B.S. in Business Management from the State University of New York at Binghamton. We believe Mr. Cohen’s extensive experience in the medical device industry qualifies him to serve on our board of directors.

Erik Amble, Ph.D. has served as a member of our Board since March 2014 and a member of our audit committee from July 2017 to October 2018. From October 2018 to April 2019, Mr. Amble served as a member of our nominating and corporate governance committee and since April 2019, Mr. Amble has returned to serving as a member of our audit committee. Since July 2001, Mr. Amble has served as Chair of NeoMed Management (Jersey) Limited, the manager of NeoMed Innovation V L.P., a venture capital firm focused on supporting entrepreneurs and businesses in the healthcare industry. Mr. Amble holds a Ph.D. in Organic Chemistry from the University of Oslo and an M.Sc. in Management from the Graduate School of Business, Stanford University. We believe Mr. Amble’s extensive experience in the healthcare industry qualifies him to serve on our Board.

Juliet Tammenoms Bakker has served as a member of our Board since March 2018 and as a member of our compensation committee and the Chair of our nominating and corporate governance committee since October 2018. Since January 2007, Ms. Tammenoms Bakker has served as a Managing Director of Longitude Capital Management Co., LLC, a healthcare venture capital firm. Ms. Tammenoms Bakker holds a B.Sc. from the College of Agriculture and Life Sciences at Cornell University and a M.P.A from the John F. Kennedy School of Government at Harvard University. We believe Ms. Tammenoms Bakker’s extensive business and leadership experience qualifies her to serve on our Board.

Robert E. McNamara has served as a member of our Board and as Chair of our audit committee since November 2018. Since February 2018, Mr. McNamara has served as a member of the board of directors and audit committee of Xtant Medical Holdings, Inc. (OTCMKTS: XTNTW), a publicly traded manufacturer and marketer of regenerative medical products and devices. Mr. McNamara previously worked at LDR Holdings/Spine, Inc., serving as its Executive Vice President from January 2013 to July 2016, and serving as its Chief Financial Officer from April 2012 to July 2016. From 2006 to 2009, Mr. McNamara served as a member of the board of directors and audit committee of Northstar Neurosciences, a publicly traded medical device company. From December 2004 to September 2008, Mr. McNamara was the Senior Vice President and Chief Financial Officer of Accuray, Inc., a publicly traded medical device manufacturer. In addition, Mr. McNamara has served as the Senior Vice President and Chief Financial Officer of Somnus Medical Technologies and the Chief Financial Officer for Target Therapeutics, Inc., each publicly traded companies. Mr. McNamara is the former Mayor of Menlo Park, California. Mr. McNamara holds a B.S. in Accounting from the University of San Francisco and an M.B.A. in Finance from The Wharton School of Business. We believe that Mr. McNamara’s extensive experience as an executive and director in the medical device industry and his prior service as a senior-level executive of medical device companies qualifies him to serve on our Board.

Michael H. Carrel has served as a member of our Board and a member of our compensation committee since February 2019. Mr. Carrel has served as President, Chief Executive Officer and director of AtriCure, Inc. (NASDAQ: ATRC), a medical device company that provides solutions for the treatment of atrial fibrillation and related conditions, since November 2012. Before joining AtriCure, Inc., Mr. Carrel served as President and Chief Executive Officer of Vital Images, Inc., a publicly traded medical imaging software company. Prior to Vital Images, Inc., Mr. Carrel was President and CEO of Zamba Corporation, a publicly traded technology company, and Chief Financial Officer of NextNet Wireless, a privately held provider of non-line-of-sight plug and play broadband wireless access systems. Mr. Carrel is a member of the board of directors of Lombard Medical, Inc., a manufacturer and marketer of abdominal aortic aneurysm stent graphs, the Medical Device Manufacturers Association (MDMA) and the American Heart Association Chapter in Minneapolis. Mr. Carrel holds a B.S. in Accounting from The Pennsylvania State University and an M.B.A. from The Wharton School at the University of Pennsylvania. We believe that Mr. Carrel’s experience as a senior-level executive and director of publicly traded medical device companies qualifies him to serve on our Board.

Nancy Snyderman, M.D., FACS has served as a member of our Board and a member of our nominating and corporate governance committee since April 2019. Dr. Snyderman has served as an independent director on the board of directors of Alkermes plc (NASDAQ: ALKS) and as a member of the nominating and corporate governance committee since 2016. Dr. Snyderman was an advisory board member to GE’s Healthymagination for twelve years and previously served as a vice president for corporate communications at Johnson & Johnson. Dr. Snyderman is a board-certified head and neck surgeon and has had academic appointments at the University of Pennsylvania and the University of California-San Francisco. She recently served as a professor at the Center for Innovation for Global Health at Stanford University. Dr. Snyderman is an Emmy award winning medical correspondent having worked at ABC News from 1987 to 2003 and later as chief medical editor at NBC News from 2004 to 2015. She has been widely published in peer-reviewed medical journals and has written for Good Housekeeping, AARP, Parenting, Health, and O magazines. Dr. Snyderman is an advocate for women’s health and a prolific public speaker and presently serves on the board of directors of Fair Food Network and the Albright Institute at Wellesley College. Dr. Snyderman holds a B.A. in microbiology from Indiana University and a M.D. from the University of Nebraska and has completed residencies in Pediatrics and Otolaryngology Head and Neck Surgery at the University of Pittsburgh. We believe that Dr. Snyderman’s extensive experience as a physician, advisor for, and director of medical device companies qualifies her to serve on our Board.

Jane E. Kiernan has served as a member of our Board and a member of our audit committee since April 2019. Ms. Kiernan has over 30 years of executive and management leadership in health care with both public and private companies. Ms. Kiernan is a co-founder of K2 Biotechnology Ventures, an organization engaged in developing and commercializing university and medical center innovations in partnership with venture capital, health care corporations and philanthropic health care foundation partners. From 2010 to 2017, Ms. Kiernan served as the Chief Executive Officer of Salter Labs, a manufacturer of specialty medical devices. From 2006 to 2011, Ms. Kiernan served on the board of directors and as Chair of the audit committee of American Medical Systems Holdings Inc. prior to it being acquired by Endo Health Solutions Inc., formerly Endo Pharmaceuticals Holdings Inc., a subsidiary of Endo International plc. From 2001 to 2010, Ms. Kiernan held executive and general management positions with Baxter Healthcare Corporation. Prior to 2001, she held corporate and line management roles in finance, strategy, marketing, and operations with both Baxter Healthcare Corporation and Allegiance Healthcare Corporation. As a community leader, Ms. Kiernan serves on the board of directors of Ryan Banks Academy, an urban boarding school in Chicago, and has served as committee Chair and on the board of directors of the American Red Cross of Greater Chicago. In addition, she is a past president of the Healthcare Businesswomen’s Association, Chicago Chapter. Ms. Kiernan holds a B.S. in business from Southern Methodist University. We believe that Ms. Kiernan’s experience as a senior-level executive and director of publicly traded medical device companies qualifies her to serve on our Board.

DIRECTOR COMPENSATION
Annual Retainer
Effective December 6, 2018, our Board established an annual retainer of $40,000 for non-employee directors. Non-employee directors are also entitled to receive additional retainer fees for their service on committees of our Board, in accordance with the table set forth below. We also reimburse non-employee directors for reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Our Chief Executive Officer does not receive compensation for his service on the Board.

Non-Employee Director Fees

Annual Retainer (All)	$40,000
Additional Annual Retainer for Chairman of the Board	$30,000
Additional Annual Retainer for Audit Committee Chairperson	$16,000
Additional Annual Retainer for Compensation Committee Chairperson	$12,000
Additional Annual Retainer for Nominating & Corporate Governance Committee Chairperson	$8,000
Additional Annual Retainer for Audit Committee Member	$8,000
Additional Annual Retainer for Compensation Committee Member	$6,000
Additional Annual Retainer for Nominating & Corp. Gov. Committee Member	$4,000
Equity Awards
Each non-employee director who is able to accept remuneration in the form of equity has been granted equity compensation under the Axonics Modulation Technologies, Inc. 2018 Omnibus Incentive Plan (the “2018 Plan”) in the form of options to purchase common stock and shares of restricted stock. Equity awards held by our non-employee directors generally vest over a one-year period from the grant date, subject to continuous service. All equity awards held by our non-employee directors will vest in full immediately prior to the occurrence of a change in control or upon the holder’s death or disability. The following table shows compensation for our non-employee directors for the fiscal year ended December 31, 2018. Our Chief Executive Officer did not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(10)	Option Awards(2)(10)	Total
Raphaël Wisniewski(3)	$11,667	—	—	$11,667
Erik Amble, Ph.D.(4)	$7,333	$45,985	$36,250	$89,568
Juliet Tammenoms Bakker(5)	$9,000	$45,985	$36,250	$91,235
Shahzad Malik(6)	$7,667	$45,985	$36,250	$89,902
Robert McNamara(7)	$9,333	$45,985	$36,250	$91,568
Geoff Pardo(8)	$8,000	$45,985	$36,250	$90,235
John Petrovich(9)	$8,000	$45,985	$36,250	$90,235
_____________________________________________

(1)
Represents the grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718 calculated based on closing price of our common stock on the day of the grant date of the restricted stock awards multiplied by the number of shares granted. Restricted stock awards are subject to time-based vesting as described above. These amounts do not represent cash payments or proceeds actually received by the directors and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares. For fair value assumptions refer to Note 6 to our financial statements included in our Annual Report on Form 10-K.

(2)
Represents the grant date fair value of the stock option awards calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. Stock options are subject to time-based vesting as described above. These amounts do not represent cash payments or proceeds actually received by the directors and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares. For fair value assumptions refer to Note 6 to our financial statements included in our Annual Report on Form 10-K.

(3)
Mr. Wisniewski serves as Chairman of the Board, and Chairman of the compensation committee. Mr. Wisniewski’s role in a venture capital fund prevents him from accepting equity compensation, as a policy of that fund.

(4)
Dr. Amble serves as a member of the audit committee. Dr. Amble was granted 5,000 option shares on December 6, 2018, exercisable at $14.80 per share, which vested on April 30, 2019; and, was granted 2,500 restricted shares valued at $14.80 per share on December 6, 2018, which vested on April 30, 2019.

(5)
Ms. Tammenoms Bakker serves as Chairperson of the nominating and corporate governance committee, and as a member of the compensation committee. Ms. Tammenoms Bakker was granted 5,000 option shares on December 6, 2018, exercisable at $14.80 per share, which vested on April 30, 2019; and, was granted 2,500 restricted shares valued at $14.80 per share on December 6, 2018, which vested on April 30, 2019.

(6)
Mr. Malik previously served as a member of the compensation committee. Mr. Malik was granted 5,000 option shares on December 6, 2018, exercisable at $14.80 per share, which vested on April 30, 2019; and, was granted 2,500 restricted shares valued at $14.80 per share on December 6, 2018, which vested on April 30, 2019. Mr. Malik left the Board in early April 2019 and was paid pro-rated compensation through the end of March 2019.

(7)
Mr. McNamara serves as Chairman of the audit committee and as a member of the nominating and corporate governance committee. Mr. McNamara was granted 5,000 option shares on December 6, 2018, exercisable at $14.80 per share, which vested on April 30, 2019; and, was granted 2,500 restricted shares valued at $14.80 per share on December 6, 2018, which vested on April 30, 2019.

(8)
Mr. Pardo previously served as a member of the audit committee. Mr. Pardo was granted 5,000 option shares on December 6, 2018, exercisable at $14.80 per share, which vested on April 30, 2019; and, was granted 2,500 restricted shares valued at $14.80 per share on December 6, 2018, which vested on April 30, 2019. Mr. Pardo left the Board in early April 2019 and was paid pro-rated compensation through the end of March 2019.

(9)
Mr. Petrovich previously served as a member of the audit committee. Mr. Petrovich was granted 5,000 option shares on December 6, 2018, exercisable at $14.80 per share, which vested on April 30, 2019; and, was granted 2,500 restricted shares valued at $14.80 per share on December 6, 2018, which vested on April 30, 2019. Mr. Petrovich left the Board in late February 2019 and was paid pro-rated compensation through the end of February 2019.

(10)	The aggregate number of shares of restricted stock and stock options held as of December 31, 2018 by each non-employee director serving on the Board as of such date were as follows:

Name	Aggregate Number of Shares of Restricted Stock	Aggregate Number of Shares Underlying Outstanding Stock Options
Raphaël Wisniewski	—	—
Erik Amble, Ph.D.	2,500	5,000
Juliet Tammenoms Bakker	2,500	5,000
Shahzad Malik	2,500	5,000
Robert McNamara	2,500	5,000
Geoff Pardo	2,500	5,000
John Petrovich	2,500	5,000

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our Board is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. The audit committee has selected BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. BDO USA, LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2018.
Although ratification by our stockholders is not a prerequisite to the audit committee’s ability to select our independent registered public accounting firm, the audit committee believes that asking our stockholders to ratify the selection is advisable and in the best interests of our stockholders, and represents an important corporate governance practice. Accordingly, stockholders are being asked to ratify, confirm and approve the selection of BDO USA, LLP as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements for the fiscal year ending December 31, 2019. If the stockholders do not ratify our selection of BDO USA, LLP, the selection of our independent registered public accounting firm will be reconsidered by the audit committee; although, the audit committee may select BDO USA, LLP even if our stockholders do not ratify our selection of BDO USA, LLP. If our stockholders ratify the appointment of BDO USA, LLP, the audit committee will continue to conduct an ongoing review of BDO USA, LLP’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace BDO USA, LLP at any time.
Representatives from BDO USA, LLP will not be present in person at the Annual Meeting, but will attend by telephone. They may make a statement if they desire to do so and will be available by telephone to answer appropriate questions from stockholders.

Required Vote of Stockholders
The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this Proposal 2 is required for the approval thereof. Abstentions will have the same effect as votes “AGAINST” this Proposal.

Proxies received in response to this solicitation will be voted “FOR” the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 unless otherwise specified in the proxy.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.
Independent Registered Public Accounting Firm Fees
The table below reflects the aggregate fees billed for audit, audit-related, tax and other services rendered by BDO USA, LLP for our fiscal years ended December 31, 2018 and 2017.

Fee Category	Year Ended December 31, 2018	Year Ended December 31, 2017
Audit Fees	$283,291	$149,002	(1)
_____________________________________________
(1)    Includes fees related to the audit of our annual consolidated financial statements for the year ended December 31, 2016.
Audit Fees
Audit fees billed for both years consisted of fees for professional services rendered for: (i) the audit of our annual consolidated financial statements; (ii) the review of our quarterly consolidated financial statements; (iii) the review of our registration statements on Form S-1 and Form S-8 filed with the SEC in 2018; and (iv) audit services related to other reports filed with the SEC.
No other services were rendered by BDO USA, LLP to us for the years ended December 31, 2018 or 2017.

Audit Committee Pre-Approval Policies and Procedures
All audit and non-audit services by our independent registered public accounting firm were pre-approved by our audit committee. For audit services, BDO USA, LLP provides the audit committee with an audit engagement letter, including proposed fees in advance of the annual audit. The audit committee approves the engagement letter and fees for the audit. Pursuant to its charter, the audit committee may establish pre-approval policies and procedures, subject to SEC and NASDAQ rules and regulations, to approve audit and non-audit services, although it has not yet done so.

CORPORATE GOVERNANCE
Board of Directors Overview
Under our bylaws and the Delaware General Corporation Law, our business and affairs are managed by or under the direction of the Board, which selectively delegates responsibilities to its standing committees. Our Board currently consists of eight members. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and additionally as required.
We expect directors to regularly attend meetings of the Board and of all committees on which they serve and to review the materials sent to them in advance of those meetings. Although we have no formal policy requiring attendance, directors are encouraged to attend the Annual Meeting and we expect nominees for election at each annual meeting of stockholders to participate in the Annual Meeting. The Board generally expects to hold four regular meetings per year and to meet on other occasions when circumstances require. Directors spend additional time preparing for Board and committee meetings, and we may call upon directors for advice between meetings. The Board held six meetings in 2018. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
The Board maintains an audit committee, a compensation committee and a nominating and corporate governance committee. The Board has adopted charters for each of the committees, and those charters are to be reviewed annually by the committees and the Board. Each of the audit, compensation and nominating and corporate governance committee charters is available to our stockholders in the Investors & News section of our website, which is located at www.axonicsmodulation.com.
The committees have the functions and responsibilities described in the sections below.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market. Under the Nasdaq Marketplace Rules, independent directors must comprise a majority of a listed company’s board of directors within 12 months after its initial public offering. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions and phase in periods following its initial public offering, each member of a listed company’s audit, compensation, nominating and governance committees be independent. Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy additional independence criteria, including those set forth in Rule 10C-1 under the Exchange Act.  Under the Nasdaq Marketplace Rules, a director will qualify as an “independent director” if, among other criteria in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, our Board or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act, each member of the compensation committee must be a member of the board of the listed company and must otherwise be independent. In determining independence requirements for members of compensation committees, the national securities exchanges and national securities associations are to consider relevant factors, including: (i) the source of compensation of a member of the board of a listed company, including any consulting, advisory or other compensatory fee paid by the listed company to such member; and (ii) whether a member of the board of a listed company is affiliated with the listed company, a subsidiary of the listed company or an affiliate of a subsidiary of the listed company.

Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that all directors, other than Mr. Cohen, are “independent directors” as defined under the Nasdaq Marketplace Rules. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in “Certain Relationships and Related-Party Transactions.” In addition to determining whether each director satisfies the director independence requirements set forth in the Nasdaq Marketplace Rules, in the case of members of our audit committee and our compensation committee, our Board has also made an affirmative determination that such members also satisfy separate independence requirements and current standards imposed by Rule 10A-3 and the Nasdaq

Marketplace Rules for audit committee members and by Rule 10C-1, the Nasdaq Marketplace Rules, and the IRS for compensation committee members.
Board Leadership Structure
As a general policy, we believe that separation of the positions of Chair of our Board and our Chief Executive Officer reinforces the independence of our Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole. As such, Mr. Cohen, our Chief Executive Officer, does not presently serve as our Chair of the Board. However, we will reevaluate this policy from time to time and may in the future elect to combine the roles of Chief Executive Officer and Chair of our Board if our Board believes it is in the best interest of our stockholders.
Role of the Board in Risk Oversight
One of the key functions of our Board is overseeing our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee, compensation committee and nominating and corporate governance committee support our Board in discharging its oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board leadership structure supports this approach. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks.
Board Committees
Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each committee operates under a written charter that has been approved by our Board. Copies of each committee’s charter are posted on the Investors & News section of our website, which is located at www.axonicsmodulation.com. Each committee has the composition and responsibilities described below. Our Board may from time to time establish other committees.
The composition of the committees of our Board as of June 28, 2019 was as follows:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Raphael Wisniewski		C
Erik Amble, Ph.D.	M
Juliet Bakker		M	C
Michael Carrel		M
Raymond W. Cohen
Jane Kiernan	M
Robert McNamara	C		M
Nancy Snyderman, M.D.			M
Audit Committee
Our audit committee consists of Robert McNamara, who is the Chair of the committee, Erik Amble and Jane Kiernan. Our Board has determined that each of the members of our audit committee satisfies the Nasdaq Marketplace Rules, Rule 10A-3, and SEC independence requirements. Our audit committee met one time in 2018. The functions of this committee include, among other things:

•
evaluating the performance, independence and qualifications of our independent registered public accounting firm and determining whether to retain our existing independent registered public accounting firm or engage a new independent registered public accounting firm;

•	reviewing and approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent registered public accounting firm and management;

•
reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing and approving related party transactions;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•	reviewing and evaluating the performance of our audit committee, including compliance of the committee with its charter.
Our Board has determined that Mr. McNamara qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Marketplace Rules. In making this determination, our Board has considered Mr. McNamara’s extensive financial experience and business background. Our independent auditor is ultimately accountable to the audit committee. The audit committee has the ultimate authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor. Both our independent registered public accounting firm and management periodically meet privately with our audit committee, at least annually.
Compensation Committee
Our compensation committee consists of Raphaël Wisniewski, who is the Chair of the committee, Juliet Tammenoms Bakker and Michael Carrel. Our Board has determined that each of the members of our compensation committee satisfies the Nasdaq Marketplace Rules, Rule 10C-1 and SEC independence requirements, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee met two times in 2018. The functions of this committee include, among other things:

•
reviewing, and making recommendations to our full Board annually regarding, the corporate goals and objectives applicable to the compensation of our Chief Executive Officer, evaluate at least annually our Chief Executive Officer’s performance in light of those goals and objectives, and recommend to our Board our Chief Executive Officer’s compensation level based on our compensation committee’s evaluation, including discretionary bonuses and cash incentive awards;

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to our full Board regarding), our overall compensation strategy and policies;

•
reviewing, and making recommendations to our full Board annually regarding, the compensation, discretionary bonus, cash incentive awards, the performance goals and objectives relevant to the compensation, and other terms of employment of our executive officers;

•
reviewing, and approving (or if it deems appropriate, making recommendations to our full Board regarding), the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•
reviewing, and making recommendations to our full Board regarding, the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•	reviewing, and making recommendations to our full Board regarding, director compensation; and

•	preparing the compensation report that the SEC requires in our annual proxy statement.
The compensation committee has the sole authority to retain, oversee and terminate any compensation consultant to be used to assist in the evaluation of executive compensation and to approve the consultant’s fees and retention terms.
Nominating and Corporate Governance Committee
Our nominating and corporate government committee consists of Juliet Tammenoms Bakker, who is the Chair of the committee, Robert McNamara and Nancy Snyderman. Our Board has determined that each of the members of our nominating and corporate governance committee satisfies the Nasdaq Marketplace Rules independence requirements. Our nominating and corporate governance committee met one time in 2018. The functions of this committee include, among other things:

•	identifying, reviewing, evaluating, and recommending candidates to serve on our Board and committees of our Board consistent with criteria approved by our Board;

•	evaluating director performance on our Board and committees of our Board and determining whether continued service on our Board and such committees is appropriate;

•	evaluating, nominating, and recommending individuals for membership on our Board; and

•	evaluating nominations by stockholders of candidates for election to our Board.

The nominating and governance committee has the sole authority to elect, retain, terminate and approve the fees and other retention terms of consultants or search firms used to identify director candidates and to assist in the evaluation of director performance.
The nominating and corporate governance committee will consider candidates for director recommended by stockholders so long as the recommendations comply with our certificate of incorporation and bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and governance committee will evaluate such recommendations in accordance with its charter, our bylaws, our corporate governance guidelines, and the minimum qualifications and other criteria for Board membership described in “Proposal 1 - Election of Directors—Director Qualifications.”
Our bylaws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders. The bylaws require that timely notice of the nomination in proper written form, including all required information as specified in the bylaws, be mailed to the Corporate Secretary at Axonics Modulation Technologies, Inc., 26 Technology Drive, Irvine, CA 92618.  For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-38721), filed with the SEC on November 5, 2018.
Code of Conduct
We have adopted a code of conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our code of conduct is available under the Corporate Governance section of the Investors & News page of our website located at www.axonicsmodulation.com, or by writing to our General Counsel at our offices at 26 Technology Drive, Irvine, CA 92618. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of conduct on our website rather than by filing a Current Report on Form 8-K.
Communications with Directors
Interested parties may communicate with the Board or with an individual director by writing to the Board or to the particular director and mailing the correspondence to: Axonics Modulation Technologies, Inc., 26 Technology Drive, Irvine, CA 92618, Attention: Corporate Secretary. The Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention and will regularly provide our Board with a summary of all substantive communications.
Insider Trading Policy
We have adopted an insider trading policy that prohibits our directors, officers and employees from engaging in hedging or monetization transactions involving our securities.

REPORT OF THE AUDIT COMMITTEE
The audit committee of our Board is responsible for assisting our Board in fulfilling its oversight responsibilities regarding our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The audit committee operates pursuant to a written charter, a copy of which is posted on our website at http://ir.axonicsmodulation.com/corporate-governance/governance-overview. The audit committee met one time during the year ended December 31, 2018. All members of the audit committee are non-employee directors and satisfy the current NASDAQ Listing Rules and SEC requirements with respect financial literacy and experience.
Our management has the primary responsibility for our consolidated financial statements as well as our financial reporting process, accounting principles and internal controls. BDO USA, LLP, our independent registered public accounting firm for the financial statements for 2018, is responsible for performing an audit of our consolidated financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.
In this context, the audit committee has reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2018 with our management and our independent registered public accounting firm. The audit committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB (Rule 3526) regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.
Based on the foregoing, the audit committee has recommended to our Board the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.
Robert McNamara., Chair
Erik Amble, Ph.D.
Jane Kiernan
The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

EXECUTIVE COMPENSATION
Overview

The following is a summary of the compensation policies, plans and arrangements for our executive officers. This summary should be read in conjunction with the Summary Compensation Table and related disclosures set forth below. We are eligible to, and have chosen to, comply with the executive compensation disclosure rules applicable to a “smaller reporting company,” as defined in applicable SEC rules.

Summary Compensation Table

Our named executive officers, which consist of our principal executive officer and our two other most highly compensated officers for our fiscal year ended December 31, 2018, are:

•	Raymond W. Cohen, Chief Executive Officer

•	Dan L. Dearen, President and Chief Financial Officer

•	Rinda K. Sama, Chief Operating Officer

The following table sets forth total compensation paid to our named executive officers for our fiscal year ended December 31, 2018.

Summary Compensation Table (Cash and Equity)

Name	Year	Salary ($)	Option Awards ($) (1)	All Other Compensation ($)		Total ($)
Raymond W. Cohen	2018	430,000	184,472	787,436	(2)	1,401,908
Chief Executive Officer	2017	430,000	164,480	10,800	(2)	605,280
Dan L. Dearen	2018	350,000	76,424	97,579	(3)	524,003
President and Chief Financial Officer	2017	315,000	95,884	10,800	(3)	421,684
Rinda K. Sama	2018	278,750	27,671	299,149	(4)	605,570
Chief Operating Officer	2017	270,000	167,775	10,800	(4)	448,575
_____________________________________________

(1)
Represents the grant date fair value of the stock option awards calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option pricing model. Stock options are subject to time-based vesting as described below under “—Equity Compensation Plan Awards.” These amounts do not represent cash payments or proceeds actually received by the directors and the actual values they realize may be materially different from these reported amounts upon their sale of the underlying shares. For fair value assumptions refer to Note 6 to our financial statements included in the Original Filing.

(2)	Reflects company matching contributions to our 401(k) plan and in 2018, loan forgiveness in the amount of $776,436.

(3)	Reflects company matching contributions to our 401(k) plan and in 2018, loan forgiveness in the amount of $86,579.

(4)	Reflects company matching contributions to our 401(k) plan and in 2018, loan forgiveness in the amount of $288,149.

Narrative to Summary Compensation Table

Annual Base Salary

The annual base salaries of our named executive officers will generally be determined and approved at the beginning of each year, or later if in connection with the commencement of employment of the executive, by our Board. Each named executed officer’s initial base salary is provided in his employment agreement. As reflected above, the annual base salary for Mr. Cohen did not change at the beginning of 2018. Mr. Dearen’s annual base salary for 2018 increased by $35,000 compared to his annual base salary for 2017 and Mr. Sama’s annual base salary for 2018 increased by $8,750 compared to his annual base salary for 2017, each because of increased individual responsibilities and strong performance.

Bonus Compensation

None of our named executive officers received an annual cash bonus for their performance in 2018. Our named executive officers may receive annual cash bonuses pursuant to the Executive Employment Agreements described in “—Agreements with Our Named Executive Officers”

Equity Compensation Plan Awards

Our equity-based compensation awards are designed to align the interests of our stockholders with those of our employees and consultants, including our named executive officers. Our Board is responsible for approving equity grants.

Our 2014 Stock Incentive Plan (the “2014 Plan”) was approved by our Board and stockholders in 2014. Our 2018 Omnibus Incentive Plan (the “2018 Plan”) was approved by our Board and stockholders in connection with our initial public offering in October 2018. Prior to our initial public offering, we granted all equity awards pursuant to the 2014 Plan. Following our initial public offering, we no longer grant awards under the 2014 Plan and all future grants of equity compensation awards will be under the 2018 Plan. The 2018 Plan provides for the grant of options intended to qualify as “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units, and other stock-based awards.

We have historically used stock options as the primary incentive for long-term compensation to our named executive officers because the officers are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our common stock at the date of grant. We may grant equity awards at such times as our Board determines to be appropriate. Our executives generally are awarded an initial grant in the form of a stock option in connection with their commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

Stock options granted to our named executive officers generally become exercisable over a four-year period, with one-fourth becoming exercisable on the vesting commencement date and the remaining three-fourths becoming exercisable in equal monthly installments over the 36 months after the first anniversary of the vesting commencement date, subject to continuous service.

In March 2018, our Board granted each named executive officer an incentive stock option under the 2014 Plan. Mr. Cohen received an option to purchase 168,000 shares of our common stock, Mr. Dearen received an option to purchase 69,600 shares of our common stock, and Mr. Sama received an option to purchase 25,200 shares of our common stock. Such options have an exercise price of $1.63 per share, which was the value of one share of our common stock on the grant date based on our most recent valuation for purposes of compliance with Section 409A of the Code. One-fourth of the options vested on the grant date, and the remaining three-fourths vest in equal monthly installments over the three years after the first anniversary of the grant date, subject to continuous service by each named executive officer through each vesting date.

Retirement Plans

We maintain a defined contribution employee retirement plan (the “401(k) Plan”) for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $18,000 for calendar year 2017. Participants who are 50 years or older can also make “catch-up” contributions, which in calendar year 2017 was up to an additional $6,000 above the statutory limit. We currently make matching contributions under our 401(k) plan of 100% on the first 3% of the participant’s compensation and 50% between 3% and 5% of compensation, subject to IRS limits. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Health and Welfare Benefits and Perquisites

Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case, on the same basis as our other full-time employees. We do not provide any perquisites or personal benefits (as described under applicable SEC rules) to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes, for each of our named executive officers, the number of outstanding equity awards held on December 31, 2018.

Option Awards(1)								Stock Awards(4)
			Number of Securities Underlying Unexercised Options					Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)
Name	Grant Date	Vesting Commencement Date(2)(3)	Exercisable (#)	Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Raymond W. Cohen Chief Executive Officer	03/14/2014	—	—	—		—	—	—
	01/15/2016	—	—	—		—	—	86,132	1,301,591
	05/23/2017	—	—	—		—	—	40,375	610,353
	07/05/2017	—	—	—		—	—	25,889	391,273
	08/25/2017	—	—	—		—	—	47,102	711,847
	03/30/2018	03/30/2018	42,000	126,000	(2)(3)	$1.63	03/30/2028	—

Dan L. Dearen President and Chief Financial Officer	03/14/2014	—	—	—		—	—	—
	01/15/2016	01/15/2016	102,564	34,817	(2)(3)	$0.98	01/15/2026	—
	05/23/2017	05/23/2017	16,174	22,643	(2)(3)	$1.32	05/23/2027	—
	07/05/2017	07/05/2017	9,203	15,337	(2)(3)	$1.32	07/05/2027	—
	08/25/2017	07/21/2017	16,742	27,902	(2)(3)	$1.42	08/25/2027	—
	03/30/2018	03/30/2018	17,400	52,200	(2)(3)	$1.63	03/30/2028	—

Rinda K. Sama Chief Operating Officer	05/19/2014	—	—	—		—	—	—
	01/15/2016	—	—	—		—	—	18,627	281,454
	05/23/2017	—	—	—		—	—	26,188	395,701
	07/05/2017	—	—	—		—	—	15,882	239,977
	08/25/2017	—	—	—		—	—	28,898	436,649
	03/30/2018	03/30/2018	6,300	18,900	(2)(3)	$1.63	03/30/2028	—
_____________________________________________

(1)	All of the options have been granted under the 2014 Plan.

(2)
One-fourth of the options vested on the vesting commencement date and the remaining three-fourths vest in equal monthly installments over the three years after the first anniversary of the vesting commencement date, subject to continuous service through each vesting date.

(3)	This option award is subject to an early exercise provision and is immediately exercisable in exchange for restricted shares.

(4)	These are restricted shares received upon the early exercise of stock options, which shares are subject to the same vesting terms as the underlying options.

Potential Payments upon Termination or Change in Control

Our named executive officers will be entitled to receive certain payments and benefits upon termination of their respective employment. See “—Agreements with our Named Executive Officers” immediately below.

Agreements with Our Named Executive Officers

Below are descriptions of the key terms of our employment agreements with Mr. Cohen, Mr. Dearen and Mr. Sama. The agreements provide for employment terms and set forth the officer’s base salary, other compensation and benefits and severance benefits on a qualifying termination of employment. Additionally, the employment agreements contain proprietary inventions and confidential information provisions.

Raymond W. Cohen

The Company entered into an Executive Employment Agreement (the “Cohen Agreement”) with Mr. Cohen under which Mr. Cohen serves as its Chief Executive Officer. The Cohen Agreement provides that Mr. Cohen’s term as the Company’s Chief Executive Officer will run until June 5, 2024, setting forth his initial base salary of $500,000, which will be reviewed on an annual basis, further providing eligibility for an annual cash bonus of up to 70% of Mr. Cohen’s base salary for the calendar year for which a bonus is being paid. Additionally, the Cohen Agreement sets forth his eligibility to receive such medical coverage and other benefits available to the Company’s senior executives. Mr. Cohen or the Company may terminate the Cohen Agreement at any time. If Mr. Cohen’s employment terminates prior to June 5, 2024 by reason of death or disability, Mr. Cohen or his estate will receive severance equal to 12 months of base salary plus a cash payment equal to a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year), conditioned upon his or his agent’s execution of a waiver and release agreement, and, any unvested equity award shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements. If the Company terminates Mr. Cohen’s employment prior to June 5, 2024 without cause, or if he terminates his employment for good reason (both as defined in the Cohen Agreement), Mr. Cohen will be eligible to receive severance equal to 12 months of his then current base salary plus a cash payment equal to the prior year’s bonus plus a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year) plus the cash equivalent for 12 months of COBRA premiums for the Company’s group health plan, and, any unvested equity award that would have vested within 12 months after termination shall vest but otherwise be subject to the terms of such applicable equity award agreements, all of which is conditioned upon his or his agent’s execution of a waiver and release agreement. If Mr. Cohen’s employment is terminated prior to June 5, 2024 due to a change in control, he will be eligible to receive severance equal to 24 months of his then current base salary plus a cash payment equal to the prior year’s bonus plus a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year) plus the cash equivalent for 18 months of COBRA premiums for the Company’s group health plan, and, any unvested equity award shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements, all of which is conditioned upon his or his agent’s execution of a waiver and release agreement.

Dan L. Dearen

The Company entered into an Executive Employment Agreement (the “Dearen Agreement”) with Mr. Dearen under which Mr. Dearen serves as its President and Chief Financial Officer. The Dearen Agreement provides that Mr. Dearen’s term as the Company’s President and Chief Financial Officer will run until June 5, 2024, setting forth his initial base salary of $410,000, which will be reviewed on an annual basis, further providing eligibility for an annual cash bonus of up to 50% of Mr. Dearen’s base salary for the calendar year for which a bonus is being paid. Additionally, the Dearen Agreement sets forth his eligibility to receive such medical coverage and other benefits available to the Company’s senior executives. Mr. Dearen or the Company may terminate the Dearen Agreement at any time. If Mr. Dearen’s employment terminates prior to June 5, 2024 by reason of death or disability, Mr. Dearen or his estate will receive severance equal to 12 months of base salary plus a cash payment equal to the pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year), conditioned upon his or his agent’s execution of a waiver and release agreement, and, any unvested equity award shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements. If we terminate Mr. Dearen’s employment prior to June 5, 2024 without cause, or if he terminates his employment for good reason (both as defined in the Dearen Agreement), Mr. Dearen will be eligible to receive severance equal to 12 months of his then current base salary plus a cash payment equal to a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year) plus the cash equivalent for 12 months of COBRA premiums for the Company’s group health plan, and, any unvested equity award that would have vested within 12 months after termination shall vest but otherwise be subject to the terms of such applicable equity award agreements, all of which is conditioned upon his or his agent’s execution of a waiver and release agreement. If Mr. Dearen’s employment is terminated prior to June 5, 2024 due to a change in control, he will be eligible to receive severance equal to 12 months of his then current base salary plus a cash payment equal to the prior year’s bonus plus a pro-rated bonus for the current year plus the cash equivalent for 12 months of COBRA premiums for the Company’s group health plan, and, any unvested equity award shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements, all of which is conditioned upon his or his agent’s execution of a waiver and release agreement.

Rinda K. Sama

The Company entered into an Executive Employment Agreement (the “Sama Agreement”) with Mr. Sama under which Mr. Sama serves as its Chief Operating Officer. The Sama Agreement provides that Mr. Sama’s term as the Company’s Chief Operating Officer will run until June 5, 2024, setting forth his initial base salary of $350,000, which will be reviewed on an annual basis, further providing eligibility for an annual cash bonus of up to 50% of Mr. Sama’s base salary for the calendar year for which a bonus is being paid. Additionally, the Sama Agreement sets forth his eligibility to receive such medical coverage and other benefits available to senior executives. Mr. Sama or the Company may terminate the Sama Agreement at any time. If Mr. Sama’s employment terminates prior to June 5, 2024 by reason of death or disability, Mr. Sama or his estate will receive severance equal to 12 months of base salary plus a cash payment equal to a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year), conditioned upon his or his agent’s execution of a waiver and release agreement, and, any unvested equity award shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements. If we terminate Mr. Sama’s employment prior to June 5, 2024 without cause, or if he terminates his employment for good reason (both as defined in the Sama Agreement), Mr. Sama will be eligible to receive severance equal to 12 months of his then current base salary plus a cash payment equal to a pro-rated bonus for the current year (if termination happens outside of the first quarter of the present year) plus the cash equivalent for 12 months of COBRA premiums for the Company’s group health plan, all of which is conditioned upon his or his agent’s execution of a waiver and release agreement. If Mr. Sama’s employment is terminated prior to June 5, 2024 due to a change in control, he will be eligible to receive severance equal to 12 months of his then current base salary plus a cash payment equal to a pro-rated bonus for the current year plus the cash equivalent for 12 months of COBRA premiums for the Company’s group health plan, and, any unvested equity award shall immediately vest but otherwise be subject to the terms of such applicable equity award agreements, all of which is conditioned upon his or his agent’s execution of a waiver and release agreement.

Information Regarding Equity Compensation Plans

The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 31, 2018:

Equity Compensation Plan Information at 2018 Fiscal Year End

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(2)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(4)
Equity Compensation Plans Approved by Security Holders(1)	1,514,347	(2)	$2.21	(3)	4,391,819
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	1,514,347		$2.21		4,391,819
_____________________________________________

(1)
Consists of the 2014 Plan and the 2018 Plan. Both of our equity compensation plans under which options, warrants and rights were outstanding or available for future issuance as of December 31, 2018 have been approved by security holders.

(2)
Consists of 1,416,147 shares of common stock underlying outstanding options under the 2014 Plan and 98,200 shares of common stock underlying outstanding options under the 2018 Omnibus Incentive Plan. Does not include 50,000 shares of restricted stock issued under the 2018 Plan, which were issued and outstanding but subject to forfeiture in the event of the holder’s termination of service as of December 31, 2018.

(3)
Represents the weighted average exercise price of outstanding options and is calculated without taking into account shares of common stock subject to outstanding restricted stock units that become issuable without the payment of a purchase price as those units vest. As of December 31, 2018, the weighted average exercise price of options under the 2014 Stock Incentive Plan was $1.35, the weighted average exercise price of options under the 2018 Omnibus Incentive Plan was $14.67.

(4)	Consists of shares that were available for future issuance under the 2018 Omnibus Incentive Plan.

Axonics Modulation Technologies VOTE

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1. Election of Directors:

Nominee	For	Against	Abstain
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2019 Annual Meeting Admission Ticket

2019 Annual Meeting of Axonics Modulation Technologies, Inc.

August 19, 2019, 12:00 p.m. ET
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Time Square, New York, NY

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Axonics Modulation Technologies, Inc.

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — August 19, 2019

Raymond W. Cohen and Dan L. Dearen, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of **Axonics Modulation Technologies, Inc.** to be held on August 19, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2.

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